Exhibit 4.1


                          EXIGENT INTERNATIONAL, INC.
                     OMNIBUS STOCK OPTION AND INCENTIVE PLAN

1.       PURPOSE OF PLAN

         The purpose of this Omnibus Stock Option and Incentive Plan (the "Plan") is to advance the interests of Exigent International, Inc. ("Exigent" or "Company") and its stockholders by enabling Exigent and Participating Companies (as defined below) to attract and retain highly talented employees, directors, consultants and advisers who are in a position to make significant contributions to the success of Exigent, to reward them for their contributions to the success of Exigent, and to encourage them, through stock ownership, to increase their proprietary interest in Exigent and their personal interest in its continued success and progress.

         The Plan provides for the award of Exigent stock options and Exigent common stock. Options granted pursuant to the Plan may be incentive or nonstatutory stock options. Options granted pursuant to the Plan shall be presumed to be nonstatutory options unless expressly designated as incentive options at the time of grant.

2.       DEFINITIONS

         For the purposes of this Plan and related documents, the following definitions apply:

         "Award Agreement" means the stock option agreement, restricted stock agreement, stock appreciation right agreement, performance award agreement or other written agreement between Exigent and a Grantee that evidences and sets out the terms and conditions of a Grant.

         "Board" means the Board of Directors of the Company.

         "Breach of Conduct" shall mean activities which constitute a serious breach of conduct as determined by the Committee in its sole discretion, including, but not limited to: (i) the disclosure or misuse of confidential information or trade secrets; (ii) activities in violation of the policies of any Participating Company, including without limitation, the Company's insider trading policy; (iii) the violation or breach of any material provision in any applicable employment contract or agreement; (iv) engaging in conduct relating to the Grantee's employment for which either criminal or civil penalties may be sought; (v) engaging in activities which adversely affect or which are contrary or harmful to the interests of a Participating Company, or (vi) engaging in competition with a Participating Company during employment or within one (1) year following termination of employment with a Participating Company. The determination of Breach of Conduct shall be determined by the Committee in good faith and in its sole discretion.

         "Committee" means a committee of the Board designated from time to time by resolution of the Board. Commencing on the Effective Date, and until such time as the Board shall determine otherwise, the Committee shall be the Compensation Committee with respect to all Grants made to the Chief Executive
Officer and President of the Company and Outside Directors and all other officers participating in executive management incentive compensation programs; and Bernard R. Smedley, a Board member and current Chief Executive Officer of the Company, for Grants to all other Grantees.

         "Company" or "Exigent" means Exigent International, Inc., a Delaware corporation, or any successor thereof.

         "Effective Date" means December 17, 1998.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" means the closing sale price of Stock on the national securities exchange on which the Stock is then principally traded or, if that measure of price is not available, on a composite index of such exchanges or, if that measure of price is not available, in a national market system for securities on the date of the option grant (or such other date as is specified herein). In the event that there are no sales of Stock on any such exchange or market on date of the option grant (or such other date as is specified herein), the Fair Market Value of Stock on the date of the grant (or such other date as is specified herein) shall be deemed to be the closing sales price on the next preceding day on which Stock was sold on any such exchange or market. In the event that the Stock is not listed on any such market or exchange on the applicable date, a reasonable valuation of the Fair Market Value of the Stock on such date shall be made by the Board.

         "Grant"  means  an  award  of  an  option,   Restricted  Stock,   Stock
Appreciation Right or Performance Award under the Plan.

         "Grantee" means a person who receives or holds an option, Restricted Stock, Stock Appreciation Right or Performance Award under the Plan.

         "I.R.C." means the Internal Revenue Code of 1986, as it may be amended from time to time.

         "Incentive Option" means any option granted under the Plan intended to satisfy the requirements under I.R.C. Section 422(b) as an incentive stock option.

         "Nonstatutory Option" means any option granted under the Plan that does not qualify as an Incentive Option.

         "Option Termination Date" is defined in Section 13(b) below.

         "Outside Director" means a member of the Board who is not an officer, more than 10% owner, or employee of the Company.

        "Parent" means a parent corporation as defined in I.R.C. Section 424(e).

         "Participating Company" means the Company, any Parent of the Company, and any subsidiary (as defined in Rule 405 under the Securities Act of 1933, as amended) of the Company or its Parent.

         "Performance Award" shall mean any right granted under Section 16 of the Plan.

         "Plan" means this Omnibus Stock Option and Incentive Plan.

         "Restricted Stock" means shares of Stock awarded to a Grantee pursuant to Section 15 hereof.

         "Stock" means shares of the Company's authorized Common Stock, $.01 par value per share.

         "Subsidiary"  means a  subsidiary  corporation  as  defined in I.R.C.
Section 424(f).

         "Stock Appreciation Rights" means the right to recover appreciation of the optioned stock in the form of a taxable payment of cash and/or other property, including stock of the Company, in exchange for the cancellation or surrender of the optioned stock on which the appreciation is measured ("underlying stock option"). The appreciation of the optioned stock shall be measured by the difference between the Fair Market Value of the optioned stock on the date of exercise and the option price.

         "Terminating Transaction" means any of the following events: (a) the dissolution or liquidation of the Company; (b) a reorganization, merger or consolidation of the Company with one or more other persons in which the Company is not the surviving corporation or becomes a subsidiary of another corporation other than a corporation that was a Participating Company immediately prior to such event; (c) a sale of substantially all the Company's assets to a person or entity other than a corporation that was a Participating Company immediately prior to such event; or (d) the acquisition by a person or persons acting as a group or otherwise in concert (other than a Company stockholder or employee of a Participating Company as of the Effective Date, or an employee benefit plan of a Participating Company) of equity securities of the Company that represent a majority or more of the aggregate voting power of all outstanding equity securities of the Company. As used herein or elsewhere in this Plan, the word "person" shall mean an individual, corporation, partnership, association or other person or entity, or any group of two or more of the foregoing that have agreed to act together.

           "Total Disability" means a "total and permanent disability" as defined in I.R.C. Section 22(e)(3).

3.       ADMINISTRATION OF PLAN

         (a) Administration by Committee. The Plan shall be administered by the Committee. The Committee shall have authority, not inconsistent with the express provisions of the Plan and subject to the recommendations of the Chief Executive Officer of the Company, to:

            (i) award Grants consisting of options, Restricted Stock, Stock Appreciation Rights or Performance Awards or all of such awards, to such eligible persons as the Committee may select;

            (ii) determine the timing of Grants and the number of shares of Stock subject to each Grant;

            (iii) determine the terms and conditions of each Grant, including whether an option is an Incentive Option or a Nonstatutory Option (consistent with the requirements of the I.R.C.) and the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting or forfeiture of a Grant;

            (iv) adopt such rules and regulations as the Committee may deem necessary or appropriate to carry out the purposes of the Plan; and

            (v) interpret the provisions of the Plan and of any Grants made hereunder and decide any questions and settle all controversies and disputes that may arise in connection with the Plan.

All decisions, determinations, interpretations or other actions by the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, Participating Companies and Grantees and their respective legal representatives, their successors in interest and permitted assigns and upon all other persons claiming by, through, under or against any of them.

         (b) Grants to Officers and  Directors.  Notwithstanding  the foregoing,
(i) Grants issued to Company  directors,  officers or other  persons  subject to
Section 16 of the Exchange Act which are intended to comply with the exemption provided by Exchange Act Rule 16b-3(d)(1) shall be approved by the Board or a committee of the Board that meets the requirements described Exchange Act Rules 16b-3(d)(1) and 16b-3(b)(3), and (ii) Grants to the CEO and other officers considered "covered employees" under I.R.C. Section 162(m)(3) which are intended to comply with the exemption provided by I.R.C. 162(m)(4)(c) shall be approved by the Board or a committee of the Board that meets the requirements contained in I.R.C. Regulation Section 1.162-27(e)(3); provided, however, that nothing contained in this subparagraph (b) shall be construed as requiring any Grant to meet the requirements of any law, rule or regulation described above.

4.       SHARES SUBJECT TO THE PLAN

         (a) Availability. Subject to adjustment as provided in Section 4(c) below, the maximum aggregate number of shares of Stock available for issuance under the Plan shall be 2,500,000.

         (b) Reavailability of Options; Stock to be Delivered. If any Stock covered by a Grant is not purchased or is forfeited, or if a Grant otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock so terminated or forfeited shall again be available for making Grants under the Plan. In the event that Stock that was previously issued by the Company is reacquired by the Company as part of the consideration received (in accordance with Section 14(b) below) upon the subsequent exercise of an option, such reacquired Shares shall again be available for the granting of options hereunder. Stock delivered under the Plan shall be authorized but unissued shares or, at the Board's discretion, previously issued Stock acquired by the Company and held in its treasury. No fractional shares of Stock shall be delivered under the Plan.

         (c) Changes in Stock. In the event of a stock dividend, stock split or combination of shares, exchange of shares, distribution payable in capital stock, recapitalization or other change in Exigent's capital stock, the number and kind of shares of Stock subject to Grants then outstanding or subsequently awarded under the Plan, the exercise price of any outstanding option, the maximum number of shares of Stock that may be delivered under the Plan, and other relevant provisions shall be appropriately adjusted by the Board, so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event.

5.       EFFECTIVE DATE

         The Plan shall be effective as of the Effective Date, subject to approval of the Plan within one year of the Effective Date by Exigent's shareholders. Upon approval of the Plan by the stockholders of Exigent as set forth above, all Grants made under the Plan on or after the Effective Date shall be fully effective as if Exigent's stockholders had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan within one year of the Effective Date, any Grants made hereunder shall be null and void and of no effect.

6.       AWARD AGREEMENT

         Each Grant pursuant to the Plan shall be evidenced by an Award Agreement, to be executed by Exigent and by the Grantee, in such form or forms as the Committee shall from time to time approve. Each Award Agreement evidencing a Grant of options shall specify whether such options are intended to be Nonstatutory Options or Incentive Options.

7.       OPTION EXERCISE PRICE

         The option exercise price for shares of Stock to be issued under the Plan shall be the Fair Market Value of the Stock on the Grant date (or 110% of the Fair Market Value in the case of an Incentive Option granted to a ten-percent shareholder).

8.       DISCRETIONARY OPTION GRANTS

         Grants may be made under the Plan to any employee or director of any Participating Company as the Committee shall determine and designate from time to time, provided, however, that Outside Directors may not receive Grants in addition to the Grants provided for in Section 9 hereof unless such Grants are approved by the Board. Grants of options may be made under the Plan to any consultant or adviser to any Participating Company whose participation in the Plan is determined by the Committee to be in the best interests of the Company and is so designated by the Committee. Notwithstanding the foregoing, grants to persons who are not employees of the Company or any Parent or Subsidiary of the Company shall not be Incentive Options.

9.       OUTSIDE DIRECTOR OPTION GRANTS

         (a) Automatic Grants. Except for those Outside Directors who have non-vested stock option grants under Plan 5NQ, on January 1st of each year, or if such day shall not be a trading day on the principal stock exchange on which the Stock shall be listed for trading at the time, on the next such trading day, an option for the purchase of Ten Thousand (10,000) shares of Common Stock shall, without further action of the Board or the Committee, be granted automatically to each Outside Director. Each such automatic stock option grant shall vest and become exercisable by the Outside Director on a quarterly basis following grant of the options at the rate of 2,500 shares per quarter per annum, with the initial 2,500 shares vesting on the last day of the calendar quarter in which the initial grant occurs, and an additional 2,500 shares vesting on the last day of each subsequent calendar quarter, provided at each quarterly vesting date the Outside Director continues to serve on the Board. Each option shall expire on the tenth anniversary of the Grant date, unless sooner terminated as provided in Section 13 hereof in the event of death, Total Disability or a termination of directorship.

         (b) Grants in Lieu of Fee. Each Outside Director shall be entitled to receive a Nonstatutory Option to purchase a specified number of shares of Stock in lieu of his or her Board retainer fees. Such specified number (i) shall be calculated by the Chief Financial Officer of the Company, using a Black-Scholes (or other generally accepted) valuation method based on the Fair Market Value of the Stock on January 15 of the applicable year (or the next business day, if January 15 falls on a weekend), assuming a ten-year option term and (ii) shall be adjusted upward by 10% to take into account the one-year vesting term. The exercise price of such option shall be equal to the Fair Market Value of Shares on January 15 (or the next business day, if January 15 falls on a weekend), which shall also be the Grant date. Any Outside Director desiring to receive an option in lieu of cash shall notify the Company of this election, which shall be irrevocable, by submitting a written notice to the Corporate Secretary in accordance to procedures as determined by the Committee. Such non-qualified option shall be fully vested and exercisable on the Grant date, and shall expire on the tenth anniversary of the Grant date, unless sooner terminated as provided in Section 13 hereof in the event of death, Total Disability or a termination of directorship.

 10.     LIMITATIONS ON GRANTS

         (a) Limitation on Shares of Stock Subject to Grants. The maximum number of shares of Stock subject to options that can be awarded under the Plan to any person eligible for a Grant under Section 8 hereof is 3,000,000 shares of Stock during the first five (5) calendar years of the Plan, and 1,000,000 per year thereafter. The "per individual" limitations described in this paragraph shall be construed and applied consistent with the rules and regulations under I.R.C.
Section 162(m).

         (b) Limitations on Incentive Options. Incentive Options may only be granted to employees of the Company or any Parent or Subsidiary of the Company.

11. STOCK APPRECIATION RIGHTS. The Committee, in its discretion, may grant any optionee with a stock option under this Plan, the right to recover appreciation of the optioned stock in the form of a taxable payment of cash and/or other property, including Stock of the Company, in exchange for the cancellation or surrender of the optioned stock on which the appreciation is measured ("underlying stock option"). The appreciation of the optioned stock shall be measured by the difference between the Fair Market Value of the optioned stock on the date of exercise and the option price. The rights described in this paragraph shall be referred to hereafter as "stock appreciation rights."

12. RESTRICTIONS ON EXERCISE OF STOCK APPRECIATION RIGHTS. If granted by the CEO and evidenced in a stock option agreement, an optionee may choose to exercise stock appreciation rights in lieu of receipt of the optioned stock as set forth above, but only under the following terms and conditions:

                  (a) the stock appreciation rights shall expire no later than the expiration date of the stock option as set forth in paragraph 13(b) and the optionee's stock option agreement;

                  (b) the amount of cash or the Fair Market Value of property received through stock appreciation rights shall not exceed the difference between the Fair Market Value of the Stock on the date of exercise and the option price (hereinafter referred to as "appreciation");

                  (c) the stock appreciation rights shall be transferable only when the underlying stock option is transferable, and only under the same conditions, as set forth in paragraph 14(c) and the optionee's stock option agreement;

                  (d) the stock appreciation rights shall be exercised only when the underlying stock option is eligible to be exercised as set forth in the Plan and the optionee's stock option agreement;

                  (e) the stock appreciation rights shall be exercised only when there is a positive appreciation, i.e. when the market price of the underlying stock exceeds the exercise price of the option;

                  (f) the exercise of the right has the same tax consequences as the exercise of the option followed by the immediate sale of the stock;

                  (g) the optionee shall notify the Committee thirty (30) days prior to exercise of stock appreciation rights of the optionee's intent to elect to exercise such rights;

                  (h) the form of payment and the Fair Market Value of any property paid upon exercise of stock appreciation rights shall be within the sole and reasonable discretion of the Committee and such determination shall be final, binding, and conclusive; and

                  (i) upon exercise of an optionee's right to receive the stock appreciation value in cash and/or property, the underlying options shall be canceled.

13.      VESTING AND TERMINATION OF OPTIONS

         (a) Vesting of Discretionary Options. Subject to the other provisions of this Section 13, options granted pursuant to Section 8 shall vest and become exercisable at such time and in such installments as the Committee shall provide in each individual Award Agreement. Notwithstanding the foregoing, the Committee may, in its sole discretion, accelerate the time at which all or any part of an option may be exercised.

         (b) Termination of Options. All options shall expire and terminate on such date as the Committee shall determine ("Option Termination Date"), which in no event shall be later than ten (10) years from the date such option was granted. In the case of an Incentive Option granted to a ten-percent stockholder, the option shall not be exercisable after the expiration of five
(5) years from the date such option was granted. Upon termination of an option or portion thereof, the Grantee shall have no further right to purchase Stock pursuant to such option.

         (c)  Termination of Employment or Service.

            (i) Termination of Employment or Directorship. Upon the termination of the employment or directorship of a Grantee with a Participating Company for any reason other than for Breach of Conduct (pursuant to Section 17 below) or by reason of death or Total Disability, all options that are not exercisable shall terminate on the employment/ directorship termination date. Options that are exercisable on the employment/ directorship termination date shall continue to be exercisable for (A) six (6) months following the employment/directorship termination date (in the case of Nonstatutory Options), (B) three (3) months following the employment termination date (in the case of Incentive Options), or
(C) the Option Termination Date, whichever occurs first. A Grantee who is an employee or director of a Participating Company shall be deemed to have incurred a termination for purposes of this Section 13(c)(i) if such Participating Company ceases to be a Participating Company, unless such Grantee is an employee, director, consultant or adviser of any other Participating Company.

            (ii) Service Termination. In the case of an optionee who is not an employee or director of any Participating Company, provisions relating to the exercisability of options following termination of service shall be specified in the award. If not so specified, all options held by such optionee that are not then exercisable shall terminate upon termination of service for any reason. Unless such termination was for Breach of Conduct (pursuant to Section 17 below), options that are exercisable on the date the optionee's service as a consultant or adviser terminates shall continue to be exercisable for a period of six (6) months following the service termination date (as defined in a consulting or similar agreement or as determined by the Committee) or the Option Termination Date, whichever occurs first.

         (d) Rights in the Event of Death. In the event that the employment and/or directorship of an optionee with a Participating Company is terminated by reason of death, all options that are not exercisable shall terminate on the date of death. Options that were exercisable on the date prior to the optionee's death may be exercised by the optionee's executor or administrator or by the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, at any time within the one-year period (or such longer period as the Board may determine prior to the expiration of such one-year period) beginning with the date of the optionee's death, but in no event beyond the Option Termination Date.

         (e) Rights in the Event of Total Disability. In the event that the employment and/or directorship of an optionee with a Participating Company is terminated by reason of Total Disability, all options that are not exercisable shall terminate on the employment/directorship termination date. Options that were exercisable on the employment/directorship termination date may be exercised at any time within the one-year period (or such longer period as the Committee may determine prior to the expiration of such one-year period, subject to the requirements of I.R.C. Section 422(c)(6)) beginning with the commencement of the optionee's Total Disability (as determined by the Committee) but in no event beyond the Option Termination Date.

         (f) Leave of Absence. An approved leave of absence shall not constitute a termination of employment under the Plan. An approved leave of absence shall mean an absence approved pursuant to the policy of a Participating Company for military leave, sick leave, or other bona fide leave, not to exceed ninety (90) days or, if longer, as long as the employee's right to re-employment is guaranteed by contract, statute or the policy of a Participating Company. Notwithstanding the foregoing, in no event shall an approved leave of absence extend an option beyond the Option Termination Date.

14.      EXERCISE OF OPTIONS; NON-TRANSFERABILITY

         (a) Exercise of Options. Vested options may be exercised, in whole or in part, by giving written notice of exercise to the Company, which notice shall specify the number of shares of Stock to be purchased and shall be accompanied by payment in full of the purchase price in accordance with Section 14(b) below and the full amount of any federal and state withholding and other employment taxes applicable to such person as a result of such exercise. No shares of Stock shall be issued until full payment of the purchase price and applicable withholding tax has been made. Until the issuance of stock certificates, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to optioned shares notwithstanding the exercise of the option.

         (b) Payment. Full payment of the purchase price for the Stock as to which an option is being exercised shall be made at the time of exercise (i) in United States dollars in cash or by check in a form satisfactory to the Company,
(ii) at the Grantee's election, and subject to discretion of the Board, through delivery of Shares having a Fair Market Value on the day immediately preceding the day notice of exercise is received by the Company equal to the cash exercise price of the option, (iii) in accordance with a so-called cashless exercise plan established with a securities brokerage firm, or (iv) by any combination of the permissible forms of payment.

         (c) Non-Transferability of Options. Except as the Committee may otherwise determine, no option may be transferred other than by will or by the laws of descent and distribution, and during an optionee's lifetime an option may be exercised only by the Grantee.

15.      RESTRICTED STOCK

         (a) Grant of Restricted Stock. The Committee may from time to time grant Restricted Stock to certain employees and directors of a Participating Company, subject to such restrictions, conditions and other terms, if any, as the Committee may determine.

         (b) Restrictions. At the time a Grant of Restricted Stock is made, the Committee may establish a period of time (the "Restricted Period") during which a Grantee's right to all or a portion of such Restricted Stock shall vest over time, subject to certain terms and conditions. Each Grant of Restricted Stock may be subject to a different Restricted Period. The Committee may, in its sole discretion, at the time a Grant of Restricted Stock is made, prescribe forfeiture or vesting conditions in addition to or other than the expiration of the Restricted Period. The Committee also may, in its sole discretion, shorten or terminate the Restricted Period or waive any other restrictions applicable to all or a portion of the Restricted Stock. Restricted Stock may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Restricted Stock.

         (c) Restricted Stock Certificates. Exigent shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee. The Secretary of Exigent shall hold such certificates for the Grantee's benefit until such time as the restrictions lapse or the Restricted Stock is forfeited to Exigent.

         (d) Rights of Holders of Restricted Stock. Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Committee may provide that any dividends paid on Restricted Stock must be reinvested in Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

         (e) Termination of Employment. Upon termination of the employment/directorship of a Grantee with Exigent, other than by reason of death or Total Disability, any Restricted Stock held by such Grantee that has not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited, unless the Committee, in its discretion, determines otherwise. Upon forfeiture of Restricted Stock, the Grantee shall have no further rights with respect to such Grant, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock.

         (f) Rights in the Event of Total Disability or Death. The rights of a Grantee with respect to Restricted Stock in the event such Grantee terminates employment/ directorship with Exigent by reason of Total Disability or death shall be determined by the Committee at the time of Grant.

         (g) Delivery of Stock and Payment Therefor. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to shares of Restricted Stock shall lapse, and, upon payment by the Grantee to Exigent, in cash or by check, of the aggregate par value of the shares of Stock represented by such Restricted Stock, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee's beneficiary or estate, as the case may be.

16.      PERFORMANCE AWARDS

         (a) Grant. Performance Awards may be granted to any employee or director by the Committee in its sole discretion. A Performance Award shall consist of a right that is (i) denominated in cash or Stock, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

         (b) Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall (i) determine the performance goals to be achieved during any performance period, (ii) the length of any performance period, (iii) the amount of any Performance Award, (iv) the amount and kind of any payment or transfer to be made pursuant to any Performance
Award, and (v) all other terms and conditions of any Performance Award, including the consequences of death, disability, termination of employment or any Termination Transaction.

         (c) Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee, on a current or deferred basis.

17.      BREACH OF CONDUCT

         In the event of a Breach of Conduct by a Grantee, or a former Grantee at any time while employed by a Participating Company or within two years of termination of employment with any Participating Company, the Committee may, in its sole discretion, (i) cancel any award, whether vested or not, in whole or in part, as of the date specified by the Committee, which shall thereafter be communicated in writing to such Grantee or former Grantee, and/or (ii) upon written notice to such Grantee or former Grantee, demand that any or all stock certificates for Stock or Restricted Stock acquired under this Plan, or any profit realized in connection with the sale or transfer of such Stock or Restricted Stock, or any proceeds received upon the exercise or settlement of a Stock Appreciation Right or Performance Award, be returned to the Company within five (5) days of receipt of such notice. If the Grantee or former Grantee shall have paid any consideration for the acquisition of Common Shares or Restricted Shares, or the settlement or any Award, the Company shall immediately thereafter return such consideration to the Grantee or former Grantee, without interest. The Company shall be entitled to reimbursement of reasonable attorneys fees and expenses incurred in seeking to enforce its rights under this Section 17.

18.      COMPLIANCE WITH SECURITIES LAWS

         The delivery of Stock upon the exercise of an option or lapse of a Restricted Period shall be subject to compliance with (i) applicable federal and state laws and regulations, (ii) all applicable listing requirements of any national securities exchange or national market system on which the Stock is then listed or quoted, and (iii) Company counsel's approval of all other legal matters in connection with the issuance and delivery of such Stock. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the option or receipt of Restricted Stock, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

19.      MERGERS, ETC.

               (a) Effect on Options and Plan. Unless the Board determines otherwise, and except as otherwise provided herein, all options outstanding under the Plan shall accelerate and become immediately exercisable for a period of fifteen days, or such longer or shorter period as the Board may prescribe, (the "notice period") immediately prior to the scheduled consummation of a Terminating Transaction, provided, however, that any such acceleration and any exercise of options during the notice period shall be (i) conditioned upon the consummation of the Terminating Transaction and (ii) effective only immediately before the consummation of such Terminating Transaction.

Upon consummation of any such event, the Plan and all outstanding but unexercised options shall terminate. Notwithstanding the foregoing, to the extent provision is made in writing in connection with such Terminating Transaction, for the continuation of the Plan and the assumption of options under the Plan theretofore granted, or for the substitution for such options of new options covering the stock of a successor company, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares or units and exercise prices, then the Plan and options theretofore granted shall continue in the manner and under the terms so provided, and the acceleration and termination provisions set forth in the first two sentences of this Section 19(a) shall be of no effect. The Company shall send written notice of a Terminating Transaction to all individuals who hold options not later than the time at which the Company gives notice thereof to its stockholders.

               (b) Effect on Restricted Stock. All outstanding shares of Restricted Stock shall be deemed to have vested, and all restrictions and conditions applicable to such shares of Restricted Stock shall be deemed to have lapsed immediately prior to the occurrence of a Terminating Transaction.

20.      TAXES

         The Company shall make such provisions and take such steps as it deems necessary or appropriate for the withholding of any federal, state, local and other tax required by law to be withheld with respect to the grant or exercise of options, or the vesting of or other lapse of restrictions applicable to Restricted Stock, or with respect to the disposition of Stock acquired pursuant to the Plan, including, but without limitation, the deduction of the amount of any such withholding tax from any compensation or other amounts payable to a Grantee, or requiring a Grantee (or the optionee's beneficiary or legal representative), as a condition of a Grant or exercise of an option or receipt of Restricted Stock, to pay to the appropriate Participating Company any amount required to be withheld, or to execute such other documents as the Committee deems necessary or desirable in connection with the satisfaction of any applicable withholding obligation.


21.      EMPLOYMENT RIGHTS

         Neither the adoption of the Plan nor the making of any Grants shall confer upon any Grantee any right to continue as an employee or director of, or consultant or adviser to, any Participating Company or affect in any way the right of any Participating Company to terminate them at any time. Except as specifically provided by the Committee in any particular case, the loss of existing or potential profit in Grants under this Plan shall not constitute an element of damages in the event of termination of the relationship of a Grantee even if the termination is in violation of an obligation of the Company to the Grantee by contract or otherwise.

22.      AMENDMENT OR TERMINATION OF PLAN

         (a) Neither adoption of the Plan nor the making of any Grants shall affect the Company's right to make awards to any person that is not subject to the Plan, to issue to such persons Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued.

         (b) The Committee may at any time discontinue granting awards under the Plan, (except to Outside Directors as provided in Section 9 hereof). With the consent of the Grantee, the Committee may at any time cancel an existing Grant in whole or in part and make any other Grant for such number of shares as the Committee specifies. The Board may at any time, prospectively or retroactively, amend the Plan (including the provisions of Section 9 with respect to Grants to Outside Directors) or any outstanding Grant for the purpose of satisfying the requirements of I.R.C. Section 422 or of any changes in applicable laws or regulations or for any other purpose that may at the time be permitted by law, or may at any time terminate the Plan as to further grants of awards (including the provisions of Section 9 with respect to Grants to Outside Directors), but no such amendment or termination shall materially adversely affect the rights of any Grantee (without the Grantee's consent) under any outstanding Grant.

         (c) In the Committee's discretion, the Committee may, with an optionee's consent, substitute Nonstatutory Options for outstanding Incentive Options, and any such substitution shall not constitute a new option grant for the purposes of the Plan, and shall not require a revaluation of the option exercise price for the substituted option. Any such substitution may be implemented by an amendment to the applicable option agreement or in such other manner as the Committee in its discretion may determine.

23.      GENERAL PROVISIONS

         (a) Titles and Headings. Titles and headings of sections of the Plan are for convenience of reference only and shall not affect the construction of any provision of the Plan.

         (b) Governing Law. The Plan shall be governed by, interpreted under and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choice of laws, of the State of Delaware, applicable to agreements made and to be performed wholly within the State of Delaware.

         (c) Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

                                     * * *

     The Plan was duly adopted by the Board of Directors of the Company as of December 17, 1998.

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     The Plan was duly approved by the stockholders of the Company on _________.